                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------

CHECK THE APPROPRIATE BOX:
/ /   PRELIMINARY PROXY STATEMENT
/X/   DEFINITIVE PROXY STATEMENT
/ /   DEFINITIVE ADDITIONAL MATERIALS
/ /   SOLICITING MATERIAL PURSUANT TO SEC.240.14a-11(c) OR SEC.240.14a-12
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

                       KULICKE & SOFFA INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/   NO FEE REQUIRED.
/ /   FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

      1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

      2)     AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

      3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

      4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

      5)     TOTAL FEE PAID:

/ /   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      1)     AMOUNT PREVIOUSLY PAID:

      2)     FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

      3)     FILING PARTY:

      4)     DATE FILED:

                             [KULICKE & SOFFA LOGO]

                  2101 Blair Mill Road, Willow Grove, PA 19090


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2001


         THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the "Company") will be held on Tuesday, February 13, 2001, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

         1.       Election of directors;

         2.       Approval of the 2001 Employee Stock Option Plan;

         3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending September 30, 2001; and

         4. Transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on December 18, 2000, as the record date for the determination of holders of Common Shares entitled to notice of and to vote at the Annual Meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, BUT WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED PROXY IN ORDER THAT YOUR STOCK MAY BE VOTED BY ONE OF THE VARIOUS MEANS AVAILABLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


                                    By Order of the Board of Directors
                                    SUSAN WATERS
                                    Secretary


January 8, 2001

                             [KULICKE & SOFFA LOGO]

                  2101 Blair Mill Road, Willow Grove, PA 19090


                                 PROXY STATEMENT


                                                                 January 8, 2001

      The enclosed proxy is solicited by the Board of Directors of the Company. This proxy statement and the enclosed proxy are being mailed on or about January 8, 2001. A copy of the Company's 2000 Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

VOTING AND REVOCABILITY OF PROXIES

      The Board of Directors has fixed the close of business on December 18, 2000, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of the record date, there were 48,774,847 Common Shares outstanding ("Common Shares" or "Common Stock"). Each such share is entitled to one vote on all matters to be presented to the meeting.

      When proxies are properly dated, executed and returned or otherwise voted in accordance with the accompanying instructions, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the following Items: (1) the election of the nominees for directors set forth herein; (2) approval of the 2001 Employee Stock Option Plan and (3) ratification of the appointment of independent accountants. A proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Company.

      A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the two nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at the Meeting will be required to approve
Item 2 and ratify Item 3 above. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      To the best knowledge of the Company, the only persons or groups of persons that owned beneficially more than 5% of the outstanding Common Shares of the Company based on the number of shares outstanding as of December 1, 2000 were as follows:

                                                    NUMBER OF      PERCENT OF
NAME AND ADDRESS                                     SHARES           CLASS
----------------                                    ---------      ----------
Capital Group International, Inc.(1)
11100 Santa Monica Boulevard
Los Angeles, CA  90025...........................   5,473,100          11.2%

----------------------

(1) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 11, 2000, Capital Group International, Inc. is the parent holding company of a group of investment management companies (including Capital Guardian Trust Company and Capital International Inc.) that holds investment power and, in some cases, voting power over these shares. On the Schedule 13G, Capital Group International also reported that it does not have investment power or voting power over any of these shares but it may be deemed to "beneficially own" these shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended. This share amount includes 5,031,500 shares held by Capital Guardian Trust Company , based on information provided pursuant to Form 13F filed with the SEC on November 14, 2000 by such company.


                        ITEM 1 - - ELECTION OF DIRECTORS

      The Board of Directors currently consists of seven directors, divided into three classes of two directors and one class of one director. Philip V. Gerdine was appointed by the Board on May 16, 2000 to fill the vacancy created by the retirement of Frederick W. Kulicke, Jr. James W. Bagley resigned from the Board effective September 11, 2000. The Board of Directors intends to cause Allison F. Page and C. William Zadel whose terms expire at the 2001 Annual Meeting, to be nominated for re-election at the 2001 Annual Meeting to serve until the 2005 Annual Meeting and until their successors have been duly elected and qualified. Each shareholder who so chooses may cumulate votes in the election of directors (i.e. shareholders may multiply the number of votes the shareholder is entitled to cast by the total number of directors elected (i.e., two) and cast the whole number of votes for one candidate or distribute them among some or all candidates). The proxy agents reserve the right to vote the proxies cumulatively, if necessary, in order that one or both of Messrs. Allison F. Page and C. William Zadel will be re-elected to the Board of Directors. If either of the nominees should be unavailable at the time of the election, the persons named in the proxy may vote the proxies for such other persons as they may choose, unless the Board of Directors reduces the number of the directors to be elected.

      The following table provides certain information concerning: (i) Allison
F. Page and C. William Zadel, the nominees for re-election, (ii) the persons whose terms as directors will continue after the Annual Meeting, and (iii) the executive officers named in the Summary Compensation Table herein, including their ages, principal occupations and, as of December 1, 2000, beneficial shareholdings. Unless otherwise specified, such persons have held the positions indicated (other than directorships) for at least five years. To the best knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to the beneficial shareholdings set forth, unless otherwise indicated. In addition, information is provided concerning the beneficial shareholdings of James W. Bagley.

                                                                                            PRESENT          COMMON SHARES
                                                                                  DIRECTOR   TERM          BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION                                                           SINCE    EXPIRES       ON DECEMBER 1, 2000
------------------------                                                          --------  -------  ------------------------------
                                                                                                           NUMBER           PERCENT
                                                                                                     ------------------     -------
Philip V. Gerdine (61),                                                            2000       2004             0                (2)
Independent Consultant. From 1989 to September 1998, served as Executive
Director, Siemens AG and the Managing Director of the Plessey Company PLC
Formerly, Vice President-Corporate Development of Siemens Corporation. Has held senior management positions with General Electric Co., Price Waterhouse and The
Boston Consulting Group. Currently a director of Applied Materials, Inc. and
Solectron Corporation

C. Scott Kulicke (51),                                                             1975       2003     1,332,745(1)(3)         2.7%
Chairman of the Board and Chief Executive Officer of the Company. Also serves on the Board of Directors of General Semi- conductor, Inc. and Xetel Corporation

John A. O'Steen (56),                                                              1988       2002        20,000(1)(4)          (2)
Executive Vice President of Operations (since July 1998) and Executive Vice
President (January to June 1998) of Cornerstone Brands, Inc., a consumer catalog company. From 1991 to 1998, Chairman and Chief Executive Officer of Cinmar,
L.P., a mail order catalog company acquired by the predecessor of Cornerstone
Brands in September 1995. Formerly, President, Chief Executive Officer and a
director of Cincinnati Microwave, Inc., a manufacturer of electronic products
Currently, a director of Cornerstone Brands, Inc. and Bill's Dollar Stores, Inc.

Allison F. Page (77),                                                              1962       2001         1,040(1)             (2)
Retired partner in the Philadelphia law firm of Pepper Hamilton LLP

                                                                                            PRESENT          COMMON SHARES
                                                                                  DIRECTOR   TERM          BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION                                                           SINCE    EXPIRES       ON DECEMBER 1, 2000
------------------------                                                          --------  -------  ------------------------------
                                                                                                           NUMBER           PERCENT
                                                                                                     ------------------     -------
MacDonell Roehm, Jr. (61),                                                         1984       2002        64,000(1)             (2)
Chairman and Chief Executive Officer of Mackenzie-Childs Ltd., since 2000
Chairman of Australian Ventures LLC, a private equity fund focusing on emerging company investments in Australia and New Zealand, since 1999. Chairman and Chief
Executive Officer of Crooked Creek Capital LLC, a provider of strategic, operational and financial restructuring services, since 1998. Former Chairman,
President and Chief Executive Officer of Bill's Dollar Stores, Inc., a chain of retail convenience stores, from 1994 to March 1998. Prior to that time, Managing
Director of AEA Investors, Inc., a private investment firm. Also serves on the
Board of Directors of Tower Technology Pty., Ltd. and JB HiFi Ltd. Pty

Larry D. Striplin, Jr. (71),                                                       1995       2004             0                (2)
Chairman of the Board and Chief Executive Officer of Nelson-Brantley Glass
Contractors, Inc., a glass contractor, and Circle "S" Industries, Inc., a real estate management company and American Fine Wire Corp. before their acquisition by the Company in 1995. Currently, a director of HealthSouth Corporation, The
Banc Corporation, the Bank of Birmingham and Vesta Insurance Group, Inc.

C. William Zadel (57),                                                             1989       2001         2,000(1)             (2)
Chairman, President and Chief Executive Officer of Millipore Corporation, a
global manufacturer of filtration and purification products and former President and Chief Executive Officer of Ciba-Corning Diagnostics Corp., a manufacturer and distributor of medical diagnostic products. Currently, a director of
Matritech, Inc.

                                                                                            PRESENT          COMMON SHARES
                                                                                  DIRECTOR   TERM          BENEFICIALLY OWNED
NAME, AGE AND OCCUPATION                                                           SINCE    EXPIRES       ON DECEMBER 1, 2000
------------------------                                                          --------  -------  ------------------------------
                                                                                                           NUMBER           PERCENT
                                                                                                     ------------------     -------
James W. Bagley                                                                      --         --        60,000(1)(5)          (2)

David A. Leonhardt (42),                                                             --         --        24,059(1)(6)          (2)
Senior Vice President of the Company

Morton K. Perchick (63),                                                             --         --        94,953(1)             (2)
Executive Vice President of the Company and Office of the President

Clifford G. Sprague (56),                                                            --         --        41,470(1)             (2)
Senior Vice President and Chief Financial Officer of the Company

Laurence P. Wagner (40),                                                             --         --        19,672(1)             (2)
Senior Vice President of the Company

All directors and executive officers as a group (14 persons)                         --         --     1,701,659(7)            3.5%

----------------------
(1) Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 2000 in the following amounts: Mr. Bagley (40,000), Mr. Kulicke (453,000), Mr. O'Steen (0), Mr. Page (0), Mr. Roehm (58,000), Mr. Zadel
         (0), Mr. Leonhardt (23,480), Mr. Perchick (93,520), Mr. Sprague (40,348), and Mr. Wagner (18,960).

(2)      Less than 1.0%.

(3)      Includes 706,058 shares jointly held with Mr. Kulicke's wife.

(4)      Includes 2,000 shares jointly held with Mr. O'Steen's wife.

(5)      Mr. Bagley resigned as a director effective September 11, 2000.

(6) Includes 3,200 shares subject to outstanding, currently exercisable options held by Mr. Leonhardt's wife, as to which Mr. Leonhardt disclaims beneficial ownership.

(7) Includes 762,708 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 2000. See also footnote (1) above.

For further information concerning Directors and Executive Officers see "Additional Information" herein.

                THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE
                 ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

              ITEM 2 - - APPROVAL OF 2001 EMPLOYEE STOCK OPTION PLAN

      At the Annual Meeting, shareholders also will be asked to approve the 2001 Employee Stock Option Plan ("2001 Plan") which was unanimously approved by the Board of Directors in December 2000. The Board of Directors approved the Plan, which authorizes the granting of options to purchase up to 4,000,000 shares of Common Stock, because it believes that having shares available for the granting of options is an essential element of compensation if the Company is to be able to hire, retain and motivate the highly qualified officers and other Key Employees upon which the Company's continued success will, in large part, depend. Moreover, since the exercise price of options granted under the Plan must be equal to the fair market value of the Company's Common Shares on the date of grant, the options will only become of real value if the price of the option shares rises. Thus, the interests of optionees and other shareholders are closely aligned in having the Company prosper and share value increase. The Company intends to use stock options as an integral portion of total compensation. See "Compensation Committee Report on Executive Compensation - Equity Incentive."

      The Company currently has two option plans available for officers and key employees: the 1998 Employee Stock Option Plan ("1998 Plan") and the 1994 Employee Stock Option Plan ("1994 Plan"). As of December 1, 2000, a total of 1,466,660 Common Shares remained available for option grants under these Plans. Those share numbers are clearly insufficient to meet the Company's anticipated needs for the next several fiscal years. Growth in the Company's business, including the recent acquisition of two companies, results in a corresponding increase in the overall number of key employees and the number of option shares needed to properly compensate and motivate those key employees.

      At present, approximately 178 employees of the Company and its corporate subsidiaries (including approximately 25 officers of the Company) would be eligible for grants under the 2001 Plan. To date, no options have been granted under the 2001 Plan, and there are no specific grants presently contemplated.

          THE BOARD OF DIRECTORS BELIEVES THAT HAVING SUFFICIENT SHARES
        AVAILABLE FOR THE GRANTING OF OPTIONS IS IMPORTANT TO THE SUCCESS
      OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL
                     OF THE 2001 EMPLOYEE STOCK OPTION PLAN.

SUMMARY OF THE 2001 PLAN

      The text of the 2001 Plan is attached as Appendix A to this Proxy Statement. The following description of the 2001 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan.

      Under the 2001 Plan, 4,000,000 Common Shares (subject to possible adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company) are reserved for the granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). (ISOs and NQSOs are collectively referred to as "Options"). Key employees of the Company and its subsidiaries are eligible to receive Options under the 2001 Plan. For purposes of the 2001 Plan, "subsidiary" generally means a subsidiary corporation of the Company. However, with respect to NQSOs, "subsidiary" may include any trade or business (whether or not incorporated) in which the Company owns a more than 50% equity interest. Options granted to key employees of any such non-corporate subsidiary may result in a charge to earnings in the Company's financial statements. For purposes of the 2001 Plan, a "Key Employee" is an officer or employee who occupies a responsible executive, professional, managerial or administrative position and who the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") believes has the capacity to contribute to the success of the Company and its subsidiaries. Directors who are not also officers or employees of the Company are not eligible to participate in the 2001 Plan. No individual may be granted Options for more than 600,000 Common Shares over the life of the 2001 Plan.

      The 2001 Plan will be administered by the Compensation Committee, which is presently comprised of the following outside Directors of the Company:
Messrs. John A. O'Steen, Chairman; Larry D. Striplin, Jr.; and C. William Zadel. The Committee is authorized, subject to the terms of the 2001 Plan, to select Key Employees to be granted Options, to grant Options on behalf of the Company and to set the date of grant and the other terms of such Options, subject to the terms of the 2001 Plan.

      ISOs granted under the 2001 Plan must have an exercise price of not less than the fair market value of the Common Shares on the date of grant and may not extend for more than ten years, subject to more stringent limitations in the case of ISOs granted to an optionee who is a 10% or greater shareholder. Options are exercisable in such installments as the Compensation Committee may determine, but not earlier than 12 months from the date of grant except under specified circumstances. The option price of an outstanding Option may not be reduced without prior approval of the Company's shareholders, except in the event of a stock split or similar type of transaction. On December 15, 2000, the last reported sale price of the Company's Common Shares on the NASDAQ National Market was $11.25.

      Upon the termination of an optionee's employment for any reason other than death, disability, retirement or cause, Options held by an optionee may be exercised, to the extent exercisable on the date of termination (or to such greater extent as may be permitted by the Compensation Committee), until the earlier of the expiration date in the Option or three months after the date of termination of employment. If an optionee's employment terminates because of retirement (defined as retirement at or after age 65 with a minimum of 5 years service, unless an earlier retirement is expressly agreed to by the Company), death or disability, all remaining Options accelerate and the three-month period is extended to twelve months under most circumstances. If the Key Employee is terminated due to cause (which includes termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned), all Options held by the Key Employee will terminate concurrently upon receipt by the optionee of his or her notice of termination due to cause.

      The exercise price of Options may be paid in cash or its equivalent, or, in whole or in part by the delivery of other Common Shares owned by the Key Employee. Under certain circumstances, Key Employees may satisfy minimum required federal withholding tax relating to an Option by returning to the Company previously acquired Common Shares. The Compensation Committee, in its discretion, also may permit a Key Employee to satisfy the minimum required federal withholding tax relating to an Option through withholding of, Common Shares which will be valued at their fair market value.

      ISOs are also subject to certain additional terms and conditions required by the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that the fair market value (determined as of the date of the option grant) with respect to which ISOs are exercisable for the first time in any one year as to any optionee exceeds $100,000, such options shall be treated as a NQSO for tax purposes.

      On a change in control of the Company (as defined in Section 8 of the 2001
Plan), all outstanding Options become fully vested and exercisable. In the event of certain corporate reorganizations which do not constitute such a change in control, each outstanding Option will be assumed by the surviving or successor corporation, unless the Compensation Committee, upon advance notice, terminates all or a portion of the outstanding Options, in which case the Options will become fully vested and exercisable until termination.

      ISOs and, unless otherwise provided by the Committee, NQSOs granted under the 2001 Plan are not assignable or transferable otherwise than by will or by the laws of descent and distribution.

      The 2001 Plan became effective (subject to shareholder approval) on December 18, 2000, and terminates on December 17, 2010. The Board of Directors of the Company may amend, suspend or discontinue the 2001 Plan, and the Committee may amend any Options, at any time, provided that without the affirmative vote of holders of a majority of the Common Shares present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company, no such action may be taken to: (i) with respect to ISOs, change the class of employees eligible to participate in the 2001 Plan, increase the maximum number of Common Shares with respect to which ISOs may be granted under the 2001 Plan (except as permitted under the Plan with respect to capital adjustments), or extend the duration of the 2001 Plan, or (ii) enact any material amendment which would require shareholder approval pursuant to Treasury Regulation Section 1.162-27(e)(4)(vi) (e.g., an amendment TO change the maximum number of shares for which grants may be made to any employee or the exercise price of Options granted under the 2001 Plan). Compliance with Treasury Regulation Section 1.162-27 is desirable so that compensation recognized upon the exercise of NQSOs granted under the Plan may be excepted from the compensation deduction limitation of Section 162(m) of the Code. (See "Tax Treatment" below.)

TAX TREATMENT

      Based on the advice of counsel, the Company believes that, under Federal tax laws and regulations in effect on December 1, 2000, the principal Federal income tax consequences to the Company and to the optionees receiving ISOs and NQSOs pursuant to the Plan will be as follows:

      If an Option is treated as an ISO, the optionee will recognize no U.S. federal taxable income upon grant or exercise of the Option unless the alternative minimum tax rules apply. Upon an optionee's sale of the Common Shares received upon exercise of an Option (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the Option), any gain will be taxed to the optionee as capital gain. If the optionee disposes of the Common Shares prior to the expiration of the above holding period, the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the Common Shares at the exercise date or the sale price of the Common Shares. Any gain or loss recognized on such a disposition of the Common Shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Code.

      An optionee will not recognize any U.S. federal taxable income at the time the optionee is granted an NQSO. However, upon exercise of the Option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Shares over the exercise price, and the Company will be entitled to a deduction in the same amount at the time of exercise, subject to Section 162(m) of the Code. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for capital gain or loss treatment if the Common Shares have been held for more than 12 months.

      Section 162(m) of the Code disallows tax deductions to public companies for compensation in excess of $1 million paid or accrued in taxable years beginning after January 1, 1994 to certain executive officers (generally consisting of the chief executive officer and the four other highest paid executive officers), unless such compensation is of a type that qualifies for exemption from that limitation. One such exemption is for performance based compensation, which can include compensation under a stock option plan, provided that certain requirements, including administration of the plan by "outside directors" and shareholder approval of the Plan are met. The Board of Directors intends to try to comply with such requirements with respect to the 2001 Plan to the extent reasonably practicable, but there can be no assurance that the 2001 Plan will initially or in the future so comply.

      The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of Options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.


                 ITEM 3 - - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      At the recommendation of the Company's Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants for a number of years. The election of independent accountants by the shareholders is not required by law or by the Company's By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Company will appoint other independent accountants as soon as is practical and before the close of the 2001 fiscal year.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.

      Based solely on the Company's review of the copies of these reports received by it and written representations received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all such filings required to be made by the reporting persons for Fiscal 2000 were made on a timely basis.

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "named executive officers") for the fiscal year ended September 30, 2000 ("Fiscal 2000"), as well as the compensation received by each such individual for the Company's previous two fiscal years ("Fiscal 1999" and "Fiscal 1998," respectively), if applicable.

                                                                   ANNUAL                              LONG TERM
                                                                COMPENSATION                      COMPENSATION AWARDS
                                                  ------------------------------------------    ---------------------------
                                                                                                                     ALL
                                                                                   OTHER         SECURITIES         OTHER
                                                                                  ANNUAL         UNDERLYING         COMPEN-
       NAME AND                      FISCAL       SALARY           BONUS         COMPEN-           OPTIONS          SATION
  PRINCIPAL POSITION                  YEAR        ($)(1)         ($)(1)(2)      SATION($)(3)       (#)(4)          ($)(5)
----------------------------------------------------------------------------------------------------------------------------
C. Scott Kulicke                      2000        $426,495        $688,703        $  6,709              --        $ 15,750
     Chairman of the Board and        1999         389,430         348,064           6,709          95,400          15,750
     Chief Executive Officer          1998         366,928         112,665           6,084         220,400          17,972

David A. Leonhardt                    2000        $190,572        $237,680        $  6,144              --        $ 13,238
     Senior Vice President            1999         175,000          73,617           5,779          27,200          11,228
                                      1998         129,140          24,066           4,459          36,600          11,383

Morton K. Perchick                    2000        $268,978        $341,014        $  7,275              --        $ 18,375
     Executive Vice President         1999         234,173         198,137           6,555          44,600          17,500
                                      1998         220,000         211,673           7,275          99,200          18,375

Clifford G. Sprague                   2000        $237,646        $202,829        $  6,303              --        $ 14,713
     Senior Vice President and        1999         215,660         109,283           6,303          32,600          10,904
     Chief Financial Officer          1998         203,846          54,799           6,303          75,000          11,469

Laurence P. Wagner                    2000        $210,191        $237,934        $  7,116              --        $  3,228
     Senior Vice President            1999         197,308         204,309           2,372          36,200           4,692
                                      1998          35,808          42,869              --          58,600           1,145

----------------------

(1) Includes amounts earned but deferred at the election of executive officers under the Company's Officers' Deferred Compensation Plan.

(2) These amounts represent incentive payments to the named executive officers as participants in the Company's Executive Incentive Compensation Plan with respect to the fiscal year indicated. (See "Compensation Committee Report on Executive Compensation" herein.)

(3) These amounts represent the Company's reimbursement of taxes paid by the named executive officers on Company-provided automobiles.

(4) These amounts were adjusted to reflect the two-for-one stock split effective on July 31, 2000.

(5) This column includes, for Fiscal 1998, 1999 and 2000, the Company's matching contribution to its 401(k) Incentive Savings Plan with respect to Messrs. Kulicke, Leonhardt, Perchick, Sprague and Wagner. Amounts indicated for Mr. Kulicke for Fiscal 1998 include $2,222 of forgiveness of interest and principal on a loan made by the Company pursuant to a 1978 loan program which was established to permit certain officers of the Company to purchase Common Shares. The loan was deemed repaid in 1998.

      Effective January 1, 1996, the Company enhanced the 401(k) Incentive Savings Plan, including an increase in the Company's matching contribution, to offset the freezing of benefits under the pension plan. See "Pension Plan" below.

STOCK OPTION GRANTS DURING FISCAL 2000

      Stock options were granted by the Company on October 19, 2000, after the September 30 end of Fiscal 2000. The stock options to named executive officers were granted as follows and will be reflected in the Proxy Statement for the February 2002 Annual Meeting: Mr. Kulicke (110,600); Mr. Leonhardt (43,200); Mr. Perchick (55,500); Mr. Sprague (45,600); and Mr. Wagner (43,200).

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND 2000 FISCAL YEAR-END OPTION
VALUES

      The following table sets forth information with respect to the aggregate option exercises by each named executive officer in Fiscal 2000 and the value of unexercised in-the-money options held by each named executive officer at the end of Fiscal 2000, respectively.

                                                                           NUMBER OF SHARES
                                                                             UNDERLYING
                                                                             UNEXERCISED                    VALUE OF UNEXERCISED
                                                                         OPTIONS AT FISCAL                  IN-THE-MONEY OPTIONS
                                   SHARES                                     YEAR-END                      AT FISCAL YEAR-END(1)
                                 ACQUIRED ON                         -----------------------------     -----------------------------
           NAME                   EXERCISE      VALUE REALIZED       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
C. Scott Kulicke ........           14,000                --           415,160           271,640        $2,734,996       $  993,067

David A. Leonhardt ......           34,460        $  891,719            12,760            59,680            50,311          201,533

Morton K. Perchick ......          102,080         3,268,289            69,520           124,480           334,112          450,306

Clifford G. Sprague .....           82,000         2,238,974            22,468            92,680            69,443          335,977

Laurence P. Wagner ......           11,720           263,746            18,960            64,120            80,000          242,720

----------------------

(1) In-the-money options are those where the fair market value of the underlying shares exceeds the exercise price of the option. The closing price of the Company's Common Shares on September 29, 2000, the last trading day during Fiscal 2000, was $13.313 per share.


PENSION PLAN

      The Company has maintained a tax-qualified defined benefit pension plan, which covered U.S. employees who had reached age 21 and completed one year of service. Effective December 31, 1995, benefit accruals under the Company's pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming normal retirement at age 65 and election of payment in the form of an annuity, the named executives would receive the following annual amounts under the pension plan: C. Scott Kulicke - $57,996; David A. Leonhardt - $11,938; Morton K. Perchick - $29,951; and Clifford G. Sprague - $15,793.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months' target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements were renewed by the Board of Directors in December 2000 and are all currently scheduled to expire on December 31, 2003, unless extended. The named executive officers' Termination of Employment Agreements provide for payment of the following number of months' target total cash compensation:
Messrs. C. Scott Kulicke, 30 months; Leonhardt, 18 months; Perchick, 18 months; Sprague, 18 months; and Wagner, 18 months.

      Under the Company's 1994 Plan and 1998 Plan (and as contemplated by the 2001 Plan), in the event of a change in control of the Company (as defined in those plans), all outstanding options become fully vested and exercisable. Under the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company's 1988

Employee Stock Option Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the "1988 Director Plan"), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the shares subject to then exercisable options less the amount which would be required to exercise such options. Under the Company's Officers' Deferred Compensation Plan, on a change in control (as defined in that plan) participants receive a lump sum payment of the value of their accounts.

BOARD MATTERS

      In Fiscal 2000, the Board of Directors met five times. Three of such meetings were regular meetings and two of such meetings were special meetings. Directors who are not officers of the Company receive a quarterly retainer of $3,000, plus $2,000 for each meeting of the Board attended and $1,000 for each telephone meeting of the Board attended. Committee Chairmen also are paid an annual retainer of $2,000, and committee members are paid $1,000 for each committee meeting not held on the date of a Board meeting. All of the incumbent directors attended at least 75% of the Board and applicable committee meetings in Fiscal 2000.

      Each member of the Board who is not also an officer or employee of the Company is eligible to participate in the 1988 and 1997 Director Plans. Pursuant to the 1988 Director Plan (which terminated in 1998), options to purchase 5,000 Common Shares were automatically granted to each eligible director on the last day of each February on which the Company's shares were publicly traded through 1998. In February 1999, a similar grant was made pursuant to the 1997 Director Plan, which provides for such grants through 2008. The exercise price of all such options is equal to 100% of the fair market value of the Company's Common Shares on the date of grant. Options granted under the 1988 and 1997 Director Plans become exercisable in 20% annual increments commencing on the first anniversary of the date they are granted.

      See also "Certain Relationships and Related Transactions" below.

      The Company has standing Audit and Compensation Committees. There is no standing Nominating Committee. The Audit Committee, comprised of Messrs. MacDonell Roehm, Jr., Chairman, Philip V. Gerdine (appointed on May 16, 2000) and Allison F. Page, met five times during Fiscal 2000. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Company; review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and review with independent accountants matters relating to the Company's system of internal controls.

      The Compensation Committee, comprised of Messrs. John A. O'Steen, Chairman, Larry D. Striplin, Jr. and C. William Zadel, met two times during Fiscal 2000. The principal duties of the Compensation Committee are to approve compensation arrangements for the executive officers and senior managers of the Company and to administer the Company's stock option plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 2, 1995, the Company acquired American Fine Wire Corporation ("AFW") through the merger of a subsidiary of the Company into Circle "S" Industries, Inc., the parent corporation of AFW ("Circle S"). Larry D. Striplin, Jr., a director of the Company and former director of Circle S, and various members of his family and related trusts owned slightly more than a majority of the outstanding common stock of Circle S. In connection with the AFW acquisition, the Company's Board agreed to elect, and on December 12, 1995 did elect, Larry D. Striplin, Jr. as a director of the Company. Mr. Striplin subsequently was reelected a director of the Company at its 1996 Annual Meeting of Shareholders for a four-year term and at its 2000 Annual Meeting of shareholders for an additional four-year term. Pursuant to the AFW acquisition, the Company also assumed a 1990 employment and non-competition agreement between Circle S and Mr. Striplin providing for payments to him or his estate of $200,000 per year for five years following the date of the AFW acquisition. Mr. Striplin's employment by Circle S and AFW terminated at the time of such acquisition.

      On November 28, 2000, Mackenzie-Childs Ltd. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. At the time of the Chapter 11 filing, Director MacDonell Roehm, Jr. was Chairman and Chief Executive Officer of Mackenzie-Childs Ltd. Mr. Roehm was hired by Mackenzie-Childs Ltd. in 2000 to implement remedial action plans. By filing the petition, Mackenzie-Childs Ltd. sought reorganization to provide a framework under which those remedial action plans could be executed.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Company's Board of Directors, comprised entirely of outside directors, is responsible for approving compensation arrangements for the officers and senior managers of the Company.

      The Compensation Committee seeks to achieve the following goals with the Company's executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of corporate and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive's cash compensation to the achievement of objectives that are important to the Company.

      The Company's Executive Incentive Compensation Plan is currently comprised of three principal components: base salary; cash incentive; and equity incentive in the form of stock options granted under the Company's stock option plans.

TARGET TOTAL CASH COMPENSATION

      Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 2000 the Company utilized principally the data for companies with sales between $500 million and $1 billion as reported by nationwide participants in the Aon Consulting/Radford Division 1999 Executive Compensation Report. Participants in that nationwide survey are not limited to the companies included in the Company's peer group established to compare shareholder returns in the performance graph included below because the Compensation Committee believes that the Company's competitors for executive talent are not limited to that peer group.

BASE SALARY AND CASH INCENTIVE

      Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive's target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 37.5% to 56% of targeted total cash compensation (60% to 125% of base salary) for the named executive officers.

      In Fiscal 2000, the cash incentive portion of the compensation of participants in the Executive Incentive Compensation Plan was based upon achievement of specified operating profit margins, return on assets and performance goals. Based upon achievement of such goals, an aggregate of $2,217,542 was earned by and awarded to the Company's seven executive officers under the Plan.

EQUITY INCENTIVE

      The Company grants stock options annually to all participants in the Executive Incentive Compensation Plan. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market's assessment of the Company's performance. The number of options granted to each participant is generally determined on the basis of a percentage of target total cash compensation that varies depending on the participant's level of responsibility. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company's success from the commencement of their employment.

      The option grants to the seven executive officers on October 19, 2000 amounted to approximately .8% of the Company's Common Shares outstanding on or about the date of the grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Executive Incentive Compensation Plan. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's performance, the Compensation Committee approved increases in the annual base salary of the Chief Executive Officer from $385,000 to $450,000 in two increments for Fiscal 2000. As in the case of the other participants in the Executive Incentive Compensation Plan, the Chief Executive Officer received a cash incentive payment for Fiscal 2000, which amounted to $688,703 based on the considerations described in "Base Salary and Cash Incentive" above.

      The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

                         THE COMPENSATION COMMITTEE

                          JOHN A. O'STEEN, CHAIRMAN
                            LARRY D. STRIPLIN, JR.
                               C. WILLIAM ZADEL

PERFORMANCE GRAPH

      The graph set forth below compares, for Fiscal Years 1996 through 2000, the yearly change in the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of a peer group selected by the Company and of the NASDAQ Stock Market-US Index. The peer companies are all among the top 25 semiconductor capital equipment suppliers in the world and were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer and customer relationships. The peer group is composed of Advanced Semiconductor Materials International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA - Tencor Corp., Lam Research Corp., LTX Corp., Novellus Systems, Inc., Silicon Valley Group, Inc. and Teradyne Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 1995 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing market price of the Company's Common Shares as of September 29, 2000 was $13.313. The closing market price of such shares on December 15, 2000 was $11.25.

                                  [LINE GRAPH]

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Company is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board of Directors which is attached to this Proxy Statement as Appendix B. The members of the committee are MacDonell Roehm, Jr., Chairman, Philip V. Gerdine and Allison F. Page. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

REVIEW WITH MANAGEMENT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

      The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No.1, which relates to the accountants' independence from the Company and its related entities and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

CONCLUSION

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed with the Securities and Exchange Commission.


                               AUDIT COMMITTEE

                        MACDONELL ROEHM, JR., CHAIRMAN
                              PHILIP V. GERDINE
                               ALLISON F. PAGE

                              SHAREHOLDER PROPOSALS

      Proposals which shareholders desire to have included in the Company's proxy statement for the Annual Meeting in 2001 pursuant to Securities Exchange Act Regulation 14a-8 must be addressed to the Secretary of the Company and received by the Company on or before September 4, 2001.

                                   OTHER MATTERS

      The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to solicit proxies for a fee of $5,500 plus reimbursement of reasonable expenses. Proxies may also be solicited by certain officers and regular employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

      Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year's Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e. November 18, 2000).

      THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2000. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST FOR A PAYMENT OF A FEE OF $.50 PER PAGE. ALL REQUESTS SHOULD BE DIRECTED TO THE DIRECTOR OF THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

      In addition, electronic copies of the Company's Fiscal 2000 Annual Report, Form 10-K and proxy statement will be available on the Company's website at:

             http://www.kns.com/investors/financials/secreports.asp

after the reports are mailed to shareholders in early January 2001.



                                    By Order of the Board of Directors
                                    SUSAN WATERS
                                    Secretary



January 8, 2001

                                   APPENDIX A

                       KULICKE AND SOFFA INDUSTRIES, INC.

                      2001 EMPLOYEE INCENTIVE STOCK OPTION
                       AND NON-QUALIFIED STOCK OPTION PLAN
                          (Effective December 18, 2000)

                                    SECTION 1
                                     PURPOSE


      This KULICKE AND SOFFA INDUSTRIES, INC. 2001 EMPLOYEE STOCK OPTION PLAN ("Plan") is intended to provide a means whereby KULICKE AND SOFFA INDUSTRIES, INC. ("Company") and any Subsidiary (as hereinafter defined) may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to officers and other Key Employees (as defined in Section 3), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Subsidiary.

      As used in the Plan, the term "incentive stock options" ("ISOs") means Options which qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended ("Code"), at the time they are granted and which are either designated as ISOs in the Grant Letters (as hereinafter defined) covering such Options or which are designated as ISOs by the Committee (as defined in Section 2 hereof) at the time of grant. The term "non-qualified stock options" ("NQSOs") means all other Options granted under the Plan. The term "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code. With respect to NQSOs, the term Subsidiary shall also mean any trade or business (whether or not incorporated and whether or not in existence at the time the Plan is adopted) in which, at the time the NQSO is granted, the Company owns a more than 50% equity interest.


                                   SECTION 2
                                 ADMINISTRATION

      The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg.
Section 1.162-27(e)(3), or any successor thereto), who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

      The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the persons to be granted ISOs and NQSOs under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

      No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.


                                    SECTION 3
                                   ELIGIBILITY

      The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Subsidiary. Key Employees of the Company and/or of a Subsidiary which is a "subsidiary corporation" (within the meaning of section 424(f) of the Code) of the Company shall be eligible to receive ISOs and/or NQSOs. Key Employees of a Subsidiary which is not a "subsidiary corporation" (within the meaning of section 424(f) of the Code) shall be eligible to receive NQSOs only. A "Key Employee" is an officer or other employee who occupies a responsible executive, professional, managerial or administrative position and who the Committee believes has the capacity to contribute to the long-term success of the Company and its Subsidiaries. More than one Option may be granted to a Key Employee under the Plan.


                                    SECTION 4
                                      STOCK

      The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 4,000,000 shares, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time. Any Common Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.

      Notwithstanding anything in this Plan to the contrary, no Key Employee shall receive Options for more than 600,000 Common Shares under the Plan. If an Option is cancelled, the Common Shares covered by the cancelled Option shall be counted against such maximum number of shares for which Options may be granted to a single Key Employee.

                                    SECTION 5
                                  ANNUAL LIMIT

      (a) ISOs. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company, of any parent corporation (within the meaning of section 424(e) of the Code ("Parent")), or of any subsidiary corporation (within the meaning of section 424(f) of the Code) shall not exceed $100,000. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

            (1) The quoted closing price, if there is a market for and there are sales of Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

            (2) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Common Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

            (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

            (4) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

            Where the Fair Market Value of Common Shares is determined under (2) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treasury Regulation Section 20.2031-2(b)(1), or any successor thereto, under the Code.

      (b) OPTIONS OVER ANNUAL LIMIT. If an Option intended as an ISO is granted to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

      (c) NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                                    SECTION 6
                                     OPTIONS

      (a) GRANTING OF OPTIONS. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted, subject to the limitations of the Plan; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem i.e., a Key Employee's exercise of an ISO shall not affect his or her right to exercise an NQSO, and vice versa). The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the Grant Letter (as defined below) shall provide that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

      (b) TERMS AND CONDITIONS OF OPTIONS. The Options granted pursuant to the Plan shall specify whether they are ISOs or NQSOs; however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

      (1) NUMBER OF SHARES. A statement of the number of Common Shares to which the Option pertains.

      (2) PRICE. A statement of the Option exercise price, which shall be determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% (110% in the case of an ISO granted to a more than 10% shareholder as provided in Subsection (10) below) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

      (3) TERM.

                  (A) ISOs. Subject to earlier termination as provided in Subsections (5) through (8) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in Subsection (10) below) from the date of grant.

                  (B) NQSQs. Subject to earlier termination as provided in Subsections (5) through (8) below, the term of each NQSO shall be not more than 10 years from the date of grant, unless otherwise provided in the applicable grant letter.

      (4) EXERCISE.

                  (A) GENERAL. Options shall be exercisable in such installments and on such dates, commencing not less than 12 months from the date of grant, as the Committee may specify, provided that:

                        (i) In the case of new Options granted to a Key Employee in replacement for options (whether granted under this Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                        (ii) The Committee may accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

            Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Options may not be exercised in installments of less than 25 shares, unless such Option is exhausted upon its exercise. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

                  (B) MANNER OF PAYMENT. The Option price shall be payable:

                        (i)   In cash or its equivalent;

                        (ii) In Common Shares previously acquired by the Key Employee; provided that if such Common Shares were acquired through the exercise of an ISO or NQSO, such shares have been held by the Key Employee for such period of time as required to be considered "mature" shares for purposes of accounting treatment; or

                        (iii) In any combination of (i) and (ii) above.

      (5) TERMINATION OF EMPLOYMENT. If a Key Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, Retirement or Cause (as hereinafter defined), such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                  (A) The expiration date specified in such Option; or

                  (B) Three months after the date of such termination of employment.

            If a Key Employee's employment by the Company (and Subsidiaries) is terminated for Cause, all Options held by the Key Employee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment has been terminated. For purposes of this Plan, termination for Cause shall include termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned.

            For purposes of this Plan, if a Key Employee's relationship is with a Subsidiary, and not the Company (i.e., he or she is a Key Employee of a Subsidiary and not the Company), the Key Employee shall incur a termination of employment when such entity ceases to be a Subsidiary, unless the Committee determines otherwise.

      (6) EXERCISE UPON RETIREMENT OF KEY EMPLOYEE. If a Key Employee' s employment is terminated prior to the expiration date fixed for his or her Option by reason of Retirement (as hereinafter defined), such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such Retirement, by the Key Employee at any time prior to the earlier of:

            (A) The expiration date specified in such Option; or

            (B) One year after the date of such Retirement.

            For purposes of this Plan, Retirement shall mean a Key Employee's retirement from the Company and its Subsidiaries at or after attaining age 65 and completing at least five years of employment with the Company and its Subsidiaries, or before such time if expressly agreed to by the Company.

      (7) EXERCISE UPON DISABILITY OF KEY EMPLOYEE. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such termination, by the Key Employee at any time prior to the earlier of:

                  (A) The expiration date specified in such Option; or

                  (B) One year after the date of such termination of employment.

            In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

      (8) EXERCISE UPON DEATH OF KEY EMPLOYEE. If a Key Employee shall die during his or her employment and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earliest of:

                  (A) The expiration date fixed for his or her Option;

                  (B) The expiration of the period determined under Subsections
(5), (6) (if applicable), and (7) above; or

                  (C) In the case of an ISO which is to remain an ISO, three months following termination of employment;

his or her Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of his or her death, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                        (i)   The expiration date specified in such Option; or

                        (ii)  One year after the date of death.

      (9) RIGHTS AS A SHAREHOLDER. A Key Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

      (10) TEN PERCENT SHAREHOLDER. If the Key Employee owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Subsidiary or Parent at the time an ISO is granted to such Key Employee, the Option exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years after the date the ISO is granted. The conditions set forth in this Subsection
(10) shall not apply to NQSOs.

   (c) GRANT LETTERS. Options granted under the Plan shall be evidenced by written documents ("Grant Letters") in such form as the Committee shall, from time to time, approve, which Grant Letters shall contain such provisions, not inconsistent with the provisions of the Plan, for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section 422(b) of the Code or the provisions of the Plan, for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Grant Letters shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall be bound by the terms of the Grant Letter.

                                    SECTION 7
                               CAPITAL ADJUSTMENTS

      The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

      In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination.

      The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs which are to remain ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code unless the Option holder consents to such change.


                                    SECTION 8
                                CHANGE IN CONTROL

      All Options shall become fully vested and exercisable upon a Change in Control of the Company. "Change in Control" shall mean any of the following events:

      (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

      (b) The individuals who, as of December 18, 2000, are members of the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of December 18, 2000; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the

Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

      (c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

      (d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.


                                    SECTION 9
                     AMENDMENT OR DISCONTINUANCE OF THE PLAN

      At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options, in any respect whatsoever, except that the following amendments shall require the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company:

      (a) With respect to ISOs, any amendment which would:

            (1) Change the class of employees eligible to participate in the Plan;

            (2) Except as permitted under Section 7 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

            (3) Extend the duration of the Plan under Section 10 hereof with respect to any ISOs granted hereunder; and

      (b) Any amendment which would require shareholder approval pursuant to Treasury Regulation Section 1.162-27(e)(4)(vi), or any successor thereto.

      Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.


                                   SECTION 10
                               TERMINATION OF PLAN

      Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on December 17, 2010, which date is within ten years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on December 17, 2010 which by their terms extend beyond such date.


                                   SECTION 11
                                 EFFECTIVE DATE

      This Plan became effective on December 18, 2000 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9 within 12 months after such date, the Plan and all Options granted hereunder shall be null and void.


                                   SECTION 12
                                  MISCELLANEOUS

      (a) GOVERNING LAW. The Plan and the Grant Letters entered into, and the Options granted thereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees under, the Plan, the Grant Letters, and the Options shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

      (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by this Plan and the Grant Letter.

      Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Grant Letter with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

      (c) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

      (d) NON-TRANSFERABILITY. No Option which is to remain an ISO and, except as otherwise provided by the Committee, no other Option shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and subject to the preceding clause, during the lifetime of the Key Employee, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If a Key Employee is married at the time of exercise of an Option and if the Key Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

      (e) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Common Shares to a Key Employee pursuant to any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

      With respect to Options granted under the Plan, in order to satisfy the withholding requirements of applicable federal tax laws, Key Employees may satisfy the minimum required federal withholding tax, in whole or in part, by returning to the Company Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Key Employee recognizes ordinary income with respect to such exercise) ("Determination Date"). Alternatively, the Committee, in its discretion, may permit the Key Employee to satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold Common Shares. An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to any withholding rules adopted by the Committee. The Committee may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. In the event Common Shares acquired under the exercise of an Option, granted under this Plan or any other plan of the Company, are used to satisfy such withholding requirement, such Common Shares must have been held by the Key Employee for such period of time as required to be considered "mature" shares for purposes of accounting treatment.

      (f) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

      (g) MODIFICATION OF OPTION. Notwithstanding any provision of this Plan to the contrary (other than Section 7), the option price of an outstanding Option shall not, without the prior approval of the Company's stockholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

                                   APPENDIX B

                        KULICKE & SOFFA INDUSTRIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.    MISSION STATEMENT

The Audit Committee is to serve as a focal point for communication between the Board of Directors, the Independent Accountant and the Company's Management, as their duties relate to financial accounting, reporting and controls. The Independent Accountant is ultimately accountable to the Board of Directors and the Committee. The Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Corporation; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally.

The Committee is the Board of Directors' principal agent in monitoring the independence of the Company's Independent Accountant. However, the opportunity for the Independent Accountant to meet with the entire Board of Directors as needed is not to be restricted. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Accountant.

II.   ORGANIZATION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have financial management expertise. Such qualifications will be determined by the Board of Directors in its sole judgement.

The Chairman of the Board shall submit his recommendation for the appointment of members of the Committee and the Chairman of the Committee. The Board shall elect the members and Chairman of the Committee annually, to serve until the next annual organizational meeting or until their successors shall be duly elected and qualified.

III.  MEETINGS

The Committee shall meet not less than four times annually, or more frequently as circumstances dictate. The Committee will discuss with management any questions which it may have regarding matters within the scope of its responsibilities. As part of its job to foster open communication, the Committee shall be empowered to request private conversations with the independent accountants in separate executive sessions to discuss any matters that the Committee believes should be discussed. The Chairman of the Committee or a member of the Committee designated by the Chairman, shall meet with management and the independent accountants quarterly to review the financial and legal matters of the Corporation.

IV.   RESPONSIBILITIES AND DUTIES

The Audit Committee shall report Committee actions to the full Board of Directors and may make appropriate recommendations. To fulfill its responsibilities and duties, the Audit Committee shall:

1.    Review and update this Charter annually, or as conditions dictate.

2. Review the annual financial statements with financial management and the independent accountants prior to their filing with the Securities and Exchange Commission.

3. Review the interim quarterly financial statements with management before they are filed with the Securities and Exchange Commission. The Chairman of the Committee or a member of the Committee designated by the Chairman may represent the entire Committee for purposes of this review.

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. Review the independent accountant's written statement delineating its relationship with the Corporation.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

7. In consultation with the independent accountants review the integrity of the organization's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Following completion of the annual audit, review with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

11. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Internal Control Framework and ensuring that all individuals possess an understanding of their roles and responsibilities.

12. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                 WITHHOLD
                    FOR         AUTHORITY
                 NOMINEES      TO VOTE FOR
                  LISTED     NOMINEES LISTED

1. ELECTION
     OF
   DIRECTORS       [ ]             [ ]       Nominees: Allison F. Page
                                                       C. William Zadel


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



--------------------------------------------------------------
BY SIGNING THIS PROXY, AUTHORITY IS GIVEN TO CUMULATE VOTES IN
THE DISCRETION OF PROXIES FOR LESS THAN ALL NOMINEES LISTED.

                                                       FOR  AGAINST  ABSTAIN
2.   Approval of the 2001 Employee Stock Option Plan.  [ ]    [ ]      [ ]

3.   Appointment of PricewaterhouseCoopers LLP as      FOR  AGAINST  ABSTAIN
     independent accountants for the Company for       [ ]    [ ]      [ ]
     the fiscal year ending September 30, 2001.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are urged to follow the voting instructions so that you may be sure that your shares will be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS CARD TO BE SURE YOUR SHARES WILL BE VOTED.


------------------------------------
Signature of Shareholder



------------------------------------    Dated                , 2001
Signature of Shareholder                      ---------------


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY
      JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AUTHORIZED PERSON.